Exhibit 99.1

Trex Company Reports Second Quarter 2023 Results

  Stronger-Than-Expected Sales Performance Demonstrates Resilient Consumer Demand
  Production Optimization and Cost-Out Programs Driving Substantial Margin Expansion
  Raising Full-Year EBITDA Margin Guidance to 28% to 29% Reflecting First Half Performance and Improved Visibility
  Guiding to Third Quarter 2023 Revenues of $280 million to $290 million; Initiating Full Year 2023 Revenue Guidance of $1.04 billion to $1.06 billion

WINCHESTER, Va.--(BUSINESS WIRE)--July 31, 2023--Trex Company, Inc. (NYSE:TREX), the world’s #1 brand of high-performance, low-maintenance and eco-friendly composite decking and railing – all proudly manufactured in the U.S.A. – and a leader in outdoor living products, today reported second quarter 2023 results.

Second Quarter 2023 Highlights

  Net sales of $357 million
  Second quarter gross margin of 43.9%
  Net income of $77 million and diluted earnings per share of $0.71
  EBITDA of $117 million and EBITDA margin of 32.8%

CEO Comments

“This was an excellent quarter for the Trex Company, reflecting resilient consumer demand that resulted in mid-single digit growth in channel sell through. Sales were 5% below comparable year-ago residential levels, when the channel was building inventory. Trex delivered considerable margin expansion driven by production optimization and fast return cost saving programs. Additionally, investments in branding programs, and our expanding decking and railing product portfolio are yielding strong returns,” said Bryan Fairbanks, President and CEO.

“With production optimizations and successful implementations of cost-out projects, we delivered an industry-leading gross margin of 43.9% compared to residential gross margin of 41.7% in the 2022 second quarter. While residential gross margin will vary from quarter-to-quarter, the 220-basis point year-on-year margin expansion achieved in the second quarter on less-than-full capacity is indicative of the substantial leverage inherent in the Trex business model. Our second quarter 2023 EBITDA margin of 32.8% was 180 basis points below residential margin of 34.6% for the comparable period last year and included spending on branding and new product launches, which are key drivers of consumer demand and important contributors to our continued success.

“In the second quarter, our commitment to innovation was demonstrated again with the launch of the Trex Select® T-Rail system featuring the beauty and convenience of Trex’s composite and aluminum railing and a T-shaped design that enables quick, easy assembly. With this introduction, Trex brings to market a value priced composite railing that not only rounds out our portfolio to be more comprehensive, but also allows us – and our channel partners – to compete more aggressively at the entry level. Trex Select T-Rail is designed to compete favorably with PVC vinyl railing, thereby expanding the addressable audience for Trex railing and, when coupled with existing Trex high-performance, low-maintenance composite and aluminum railings, supports our overall strategy to offer products at all price points across our decking systems.

“Meanwhile, progress continued on the modular construction of our Arkansas plant, which when completed will support our long-term growth strategy to convert more wood buyers to Trex decking and railing. The new facility’s proximity to key growth regions for wood conversion, major transportation hubs, and essential raw materials will enable us to better serve our channel partners, both domestically and abroad.”

Second Quarter 2023 Results

Second quarter 2023 consolidated net sales were $357 million, compared to $386 million in the prior-year quarter. Trex Residential net sales in the year ago quarter were $374 million.

Consolidated gross profit as a percentage of net sales, gross margin, was 43.9% in the second quarter of 2023 compared to consolidated gross margin of 40.7% in the second quarter of 2022.

Selling, general and administrative expenses were $52 million, or 14.5% of net sales, compared to $40 million, or 10.2% of net sales, in the 2022 second quarter. The increase was primarily due to increases in personnel-related expenses, disposal of certain equipment, and expenses related to the exit of our prior corporate headquarters.

Net income for the 2023 second quarter was $77 million, or $0.71 per diluted share, compared to net income of $89 million, or $0.79 per diluted share, reported a year ago. EBITDA was $117 million, compared to $129 million. EBITDA margin was 32.8%, compared to 33.4%.

Year-to-Date Results

Year-to-date consolidated net sales were $595 million, compared to $725 million in the year-ago period. Trex Residential net sales were $701 million year-to-date 2022. Consolidated gross margin was 42.1%, compared to 40.3% in 2022. Trex Residential gross margin was 41.3% during the same period in the prior year.

Selling, general and administrative expenses were $89 million, or 15.0% of net sales, compared to $80 million, or 11.0% of net sales, in the year-ago period.

Net income year-to-date was $118 million, or $1.09 per diluted share, compared to $160 million, or $1.40 per diluted share, in 2022. EBITDA was $186 million, resulting in an EBITDA margin of 31.2%, compared to EBITDA of $235 million and EBITDA margin of 32.3% in 2022.

Recent Developments and Recognitions

  Introduced Trex Select® T-Rail, a new style-centric, entry level composite railing system.
  16th consecutive year that Trex has earned top honors in the Composite Decking and Deck Railing categories in the Builder Magazine’s 2023 Brand Use Study.
  Trex Transcend® Lineage™ named "Sustainable Product of the Year" by Green Builder Media.
  Trex Signature® Decking was fully commercialized in limited markets on the east and west coast.

Summary and Outlook

“We are pleased with our first half performance, which we believe demonstrates the strength of our team at Trex, the resilience of the outdoor living category, the appeal of our brand and product portfolio to a broad consumer base, and our industry-leading manufacturing proficiency.

“Based on first half results and our improving visibility, we now are positioned to provide guidance for full year 2023 revenues. We expect revenues to range from $1.04 billion to $1.06 billion and anticipate continued sell-through will reduce year-end channel inventories below 2022 levels. We expect the cadence of the second half of 2023 to follow historical seasonality. Third quarter revenues are estimated to be in the range of $280 million to $290 million, with fourth quarter results reflecting both seasonally low demand and our expectations that year end channel inventories will be below that of year end 2022.

“Additionally, we are pleased to raise our guidance for full year EBITDA margin to a range of 28% to 29%, up from 26% to 27%, which includes our expectation that SG&A spending will be at the high end of the 15% to 16% guidance range originally provided.

“Demonstrating our confidence in the long-term outlook for the Trex Company, we repurchased 264,896 Trex shares in the second quarter for $16 million,” Mr. Fairbanks concluded.

Second Quarter 2023 Conference Call and Webcast Information

Trex will hold a conference call to discuss its second quarter 2023 results on Monday, July 31, 2023 at 5:00 p.m. ET. To participate on the day of the call, dial 1-844-792-3734, or internationally 1-412-317-5126, approximately ten minutes before the call and tell the operator you wish to join the Trex Company Conference Call.

A live webcast of the conference call will be available in the Investor Relations section of the Trex Company website at 2Q23 Earnings Webcast. For those who cannot listen to the live broadcast, an audio replay of the conference call will be available on the Trex website for 30 days.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures of earnings before interest, income taxes, depreciation and amortization (EBITDA) and EBITDA as a percentage of net sales, EBITDA margin. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors’ ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP and are not meant to be considered superior to or a substitute for our GAAP results. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of these non-GAAP financial measures to GAAP information are included below. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company’s performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Reconciliation of net income (GAAP) to EBITDA (non-GAAP) is as follows:

	Three Months Ended		Six Months Ended
Trex Company, Inc.	June 30,		June 30,
	2023	2022	2023	2022
	($ in thousands)
Net Income	$77,036	$88,916	$118,167	$160,127
Interest expense (income), net	1,305	(116)	3,289	(104)
Income tax expense	26,426	29,009	40,258	52,737
Depreciation and amortization	12,283	11,331	24,198	21,805
EBITDA	$117,050	$129,140	$185,912	$234,565

Net income as a percentage of net sales	21.6%	23.0%	19.9%	22.1%
EBITDA as a percentage of net sales (EBITDA margin)	32.8%	33.4%	31.2%	32.3%

About Trex Company

For more than 30 years, Trex Company [NYSE: TREX] has invented, reinvented and defined the composite decking category. Today, the Company is the world’s #1 brand of sustainably made, wood-alternative decking and deck railing – all proudly manufactured in the U.S.A. – and a leader in high performance, low-maintenance outdoor living products. Trex boasts the industry’s strongest distribution network with products sold through more than 6,700 retail outlets across six continents. Through strategic licensing agreements, the Company offers a comprehensive outdoor living portfolio that includes deck drainage, flashing tapes, LED lighting, outdoor kitchen components, pergolas, spiral stairs, fencing, lattice, cornhole and outdoor furniture – all marketed under the Trex® brand. Based in Winchester, Va., Trex is proud to have been named 2023 America’s Most Trusted® Decking Brand by Lifestory Research* and one of 2022’s 50 Best U.S. Manufacturers by Industry Week. For more information, visit Trex.com. You may also follow Trex on Facebook (trexcompany), Instagram (trexcompany), Twitter (Trex_Company), LinkedIn (trex-company), TikTok (trexcompany), Pinterest (trexcompany) and Houzz (trex-company-inc), or view product and demonstration videos on the brand’s YouTube channel (TheTrexCo).

*2023 DISCLAIMER: Trex received the highest numerical score in the proprietary Lifestory Research 2023 America’s Most Trusted® Outdoor Decking study. Study results are based on experiences and perceptions of people surveyed. Your experiences may vary. Visit www.lifestoryresearch.com.

Forward-Looking Statements

The statements in this press release regarding the Company’s expected future performance and condition constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company’s actual operating results to differ materially. Such risks and uncertainties include, but are not limited to: the extent of market acceptance of the Company’s current and newly developed products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company’s business to general economic conditions; the impact of seasonal and weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the availability and cost of third-party transportation services for the Company’s products; the Company’s ability to obtain raw materials at acceptable prices; increasing inflation in the macro-economic environment; the Company’s ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; the highly competitive markets in which the Company operates; cyber-attacks, security breaches or other security vulnerabilities; the impact of upcoming data privacy laws and the General Data Protection Regulation and the related actual or potential costs and consequences; material adverse impacts from global public health pandemics and global conflicts; and material adverse impacts related to labor shortages or increases in labor costs. Documents filed with the U.S. Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company’s actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

TREX COMPANY, INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)

Net sales	$356,538	$386,249	$595,256	$725,477
Cost of sales	200,090	228,872	344,380	433,188
Gross profit	156,448	157,377	250,876	292,289
Selling, general and administrative expenses	51,681	39,568	89,162	79,529
Income from operations	104,767	117,809	161,714	212,760
Interest expense (income), net	1,305	(116)	3,289	(104)
Income before income taxes	103,462	117,925	158,425	212,864
Provision for income taxes	26,426	29,009	40,258	52,737
Net income	$77,036	$88,916	$118,167	$160,127
Basic earnings per common share	$0.71	$0.79	$1.09	$1.41
Basic weighted average common shares outstanding	108,770,204	113,099,561	108,771,077	113,864,741
Diluted earnings per common share	$0.71	$0.79	$1.09	$1.40
Diluted weighted average common shares outstanding	108,871,440	113,259,514	108,893,848	114,052,447
Comprehensive income	$77,036	$88,916	$118,167	$160,127

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:

Cash and cash equivalents	$4,226	$12,325
Accounts receivable, net	266,808	98,057
Inventories	74,007	141,355
Prepaid expenses and other assets	24,403	35,105
Total current assets	369,444	286,842
Property, plant and equipment, net	645,656	589,892
Operating lease assets	29,099	30,991
Goodwill and other intangible assets, net	18,372	18,582
Other assets	7,244	7,398
Total assets	$1,069,815	$933,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$32,228	$19,935
Accrued expenses and other liabilities	79,803	44,064
Accrued warranty	4,766	4,600
Line of credit	206,000	222,000
Total current liabilities	322,797	290,599
Deferred income taxes	68,224	68,224
Operating lease liabilities	21,916	23,974
Non-current accrued warranty	21,793	20,999
Other long-term liabilities	11,560	11,560
Total liabilities	446,290	415,356

Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value, 360,000,000 shares authorized; 140,798,762 and 140,734,753 shares issued and 111,563,381 and 115,148,152 shares outstanding at June 30, 2022 and December 31, 2021, respectively	1,409	1,408
Additional paid-in capital	134,293	131,539
Retained earnings	1,248,841	1,130,674
Treasury stock, at cost, 29,235,381 and 25,586,601 shares at June 30, 2022 and December 31, 2021, respectively	(761,018)	(745,272)
Total stockholders’ equity	623,525	518,349
Total liabilities and stockholders’ equity	$1,069,815	$933,705

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30
	2023	2022
	(unaudited)
Operating Activities
Net income	$118,167	$160,127
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,198	21,804
Stock-based compensation	4,562	3,282
Loss (gain) on disposal of property, plant and equipment	1,081	(43)
Other non-cash adjustments	(388)	(365)
Changes in operating assets and liabilities:
Accounts receivable	(168,751)	(26,988)
Inventories	67,348	(17,119)
Prepaid expenses and other assets	2,046	949
Accounts payable	13,816	32,943
Accrued expenses and other liabilities	20,686	13,175
Income taxes receivable/payable	25,016	2,227

Net cash provided by operating activities	107,781	189,992

Investing Activities
Expenditures for property, plant and equipment	(82,357)	(66,606)
Proceeds from sales of property, plant and equipment	-	45

Net cash used in investing activities	(82,357)	(66,561)

Financing Activities
Borrowings under line of credit	330,000	-
Principal payments under line of credit	(346,000)	-
Repurchases of common stock	(18,192)	(247,921)
Proceeds from employee stock purchase and option plans	639	951
Financing costs	30	(866)

Net cash used in financing activities	(33,523)	(247,836)

Net decrease in cash and cash equivalents	(8,099)	(124,405)
Cash and cash equivalents at beginning of period	12,325	141,053

Cash and cash equivalents at end of period	$4,226	$16,648

TREX COMPANY, INC.

Segment Data
(in thousands)
(unaudited)

Three Months Ended June 30, 2022	Trex Consolidated	Trex Commercial	Trex Residential
Net sales	$386,249	$12,327	$373,922
Cost of sales	228,872	10,776	218,096
Gross profit	157,377	1,551	155,826
Selling, general and administrative expenses	39,568	2,243	37,325
Income (loss) from operations	117,809	(692)	118,501
Interest income, net	(116)	-	(116)
Income (loss) before income taxes	117,925	(692)	118,617
Provision (benefit) for income taxes	29,009	(171)	29,180
Net income (loss)	$88,916	$(521)	$89,437
EBITDA	$129,140	$(410)	$129,550
Depreciation and amortization	$11,331	$282	$11,049
Capital expenditures	$44,318	$67	$44,251
Total assets	$887,294	$41,182	$846,112
TREX COMPANY, INC.

Segment Data
(in thousands)
(unaudited)

Six Months Ended June 30, 2022	Trex Consolidated	Trex Commercial	Trex Residential
Net sales	$725,477	$24,360	$701,117
Cost of sales	433,188	21,558	411,630
Gross profit	292,289	2,802	289,487
Selling, general and administrative expenses	79,529	4,833	74,696
Income (loss) from operations	212,760	(2,031)	214,791
Interest (income) expense, net	(104)	-	(104)
Income (loss) before income taxes	212,864	(2,031)	214,895
Provision (benefit) for income taxes	52,737	(506)	53,243
Net income (loss)	$160,127	$(1,525)	$161,652
EBITDA	$234,565	$(1,466)	$236,031
Depreciation and amortization	$21,805	$565	$21,240
Capital expenditures	$66,606	$72	$66,534
Total assets	$887,294	$41,182	$846,112

Contacts

Lynn Morgen/Viktoriia Nakhla, ADVISIRY Partners
212-750-5800
lynn.morgen@advisiry.com; vicky.nakhla@advisiry.com